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Exhibit 10.2
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                  STOCK PURCHASE AND RESTRICTION AGREEMENT
   THIS STOCK PURCHASE AND RESTRICTION AGREEMENT (the "Agreement") is made and entered into as of the 15th day of May, 1996, by and between DATA NATIONAL CORPORATION, a Colorado corporation ("DNC"), and J. Scott Fowler,
("Employee").

	RECITALS

   WHEREAS, DNC desires to sell 39,000,000 shares of its common stock (the "Shares") to Employee, who is an executive of DNC, for the purposes of establishing incentives designed to recognize, reward, and retain Employee whose performance, contribution, and skills are important to DNC, and to promote the increased ownership of common stock of DNC by Employee in order to increase the proprietary interest of Employee in DNC's business; and

   WHEREAS, Employee desires to purchase the Shares from DNC subject to the terms and conditions of this Agreement.

                             	AGREEMENT

   NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. PURCHASE AND SALE OF SHARES.
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        1.1 Purchase and Sale.  DNC hereby sells and Employee hereby purchases, the Shares, subject to the terms, conditions, and restrictions contained herein.

        1.2 Purchase Price. The purchase price for the Shares shall be $.0006 per Share, for a cumulative purchase price of $ 23,400.00.

     2. ISSUANCE OF STOCK CERTIFICATES AND EXECUTION OF STOCK TRANSFERS.
        ----------------------------------------------------------------

        2.1 Issuance of Stock Certificates. Promptly upon payment by Employee of the purchase price described above in subsection 1.2 and execution of the three stock transfers described below in subsection 2.2, DNC shall issue three certificates to Employee, each certificate representing ownership of one-third of the Shares. Upon issuance of such stock certificates and subject to the restrictions on transfer and ownership of the Shares contained herein, Employee shall have all rights of a stockholder of DNC with respect to the Shares including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto. DNC shall hold the

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stock certificates evidencing ownership of the Shares until such time as the restrictions described below in paragraph 3.1.1 have lapsed. Upon the lapse of such restrictions, DNC shall issue to Employee a stock certificate evidencing those Shares for which the restrictions have lapsed.

     2.2 Execution of Stock Transfers. Employee agrees to execute and deliver to DNC three stock transfers, each stock transfer being applicable to one-third of the Shares, with a notation on each stock transfer that DNC is appointed as attorney in fact for Employee to transfer the Shares described on the stock transfer upon payment of the purchase price for the restricted Shares in accordance with the terms and conditions of this Agreement. DNC shall hold the executed stock transfers with the stock certificates representing the Shares, and shall only take action with respect to the stock transfers in accordance with the terms of this Agreement.

     3.  RESTRICTIONS ON TRANSFER OF SHARES.
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     3.1 Restrictions Relating to Securities Laws and This Agreement.
Employee acknowledges that the Shares are being sold pursuant to one or more exemptions from registration under federal and applicable state securities laws. These exemptions and the terms of this Agreement require that certain restrictions be placed on the transfer of the Shares.

     3.1.1 Employee shall not offer, sell, transfer, assign, market, pledge, encumber, or otherwise alienate or hypothecate the Shares until such time as the restrictions imposed pursuant to this Agreement have lapsed in accordance with subsection 4.1.

     3.1.2 Following the lapse of the restrictions contained in this Agreement, Employee may offer, sell, transfer, assign, or otherwise market the Shares only if (i) Employee registers the Shares under the Securities Act of 1933 and applicable state securities laws, or (ii) Employee provides to the Corporation an opinion of counsel satisfactory to the Corporation that such offer, sale, transfer, assignment, or other marketing of the Shares is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws and that registration is not required under such Act and such state securities laws, and the purchaser, transferee, or assignee agrees to execute a Subscription Agreement with Corporation agreeing to the same restrictions on transfer contained in this Agreement which are related to federal and state securities laws.

     3.2 Stock Legends. The stock certificates evidencing the Shares shall be issued in the sole name of Employee (but shall be held by DNC until the restrictions described above in paragraph 3.1.1 shall have lapsed in accordance with the terms and conditions of this Agreement) and shall bear two restrictive legends which shall provide:

     3.2.1 "THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE


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SECURITIES LAWS.  IT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED,
SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE MARKETED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SECURITY UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY
TO THE CORPORATION THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, OR OTHER MARKETING IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAWS AND THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT
AND SUCH STATE SECURITIES LAWS."

     3.2.2 "The securities represented by this certificate are subject to the terms and restrictions contained in a Stock Purchase and Restriction Agreement between the holder of the certificate and the Corporation dated May 15, 1996; such shares are subject to forfeiture or cancellation under the terms of said Agreement; and the securities cannot be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the terms of said Agreement."

     3.2.3 The legend described above in paragraph 3.2.1 will remain on any certificate evidencing ownership of the Shares continuously and any purchaser, transferee, or assignee of the Shares will be subject to these same restrictions on transferability of the Shares.

     4.  LAPSE OF RESTRICTIONS.
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     4.1  Lapse of Contractual Restrictions.  The restrictions in paragraph
3.1.1 shall lapse as follows:

     4.1.1 Said restrictions shall lapse with respect to one-third of the Shares each August 1 during each of the three consecutive calendar years beginning on August 1, 1996, but only if on the date the restrictions are to lapse Employee has been an employee of DNC continuously from the Effective Date to such date of lapse. Temporary leaves of absence which are approved by the Board of Directors of DNC shall not be considered a break in Employee's continuous employment with DNC. If calculation of one-third of the Shares would result in a fractional share interest, the number of Shares shall be rounded down to the next lowest number of full shares for each of the first two lapse dates, with the balance to the third lapse date.

     4.1.2 Notwithstanding paragraph 4.1.1, said restrictions shall lapse with respect to all of the Shares which remain restricted upon the sale of all or substantially all of the assets of DNC.

     4.1.3 Notwithstanding paragraph 4.1.1, said restrictions shall lapse with respect to all of the Shares which remain restricted in the event the


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Board of Directors of DNC decides, in its sole and exclusive judgment, that the restrictions shall lapse because of (i) a significant corporate event, e.g., a merger, consolidation, change of control of the ownership of the majority of the stock of DNC, or other significant events as determined by the Board of Directors of DNC, or (ii) in the event of Employee's death, permanent total disability, or retirement.

     4.2 Lapse of Securities Restrictions. The restrictions in paragraph 3.1.2 shall not lapse.

     5.   TERMINATION OF EMPLOYMENT AND RESALE OF SHARES TO CORPORATION.

     5.1 Requirement to Sell Restricted Shares Upon Termination of Employment. In the event of the termination of Employee's employment with DNC, all Shares still subject to the restrictions imposed by paragraph 3.1.1 shall be sold by Employee to DNC at the purchase price described in subsection 1.2.

     5.2 Procedure to Sell Restricted Shares to Corporation. Upon the termination of Employee's employment with DNC as described above in subsection 5.1, DNC shall purchase the Shares obligated to be sold to DNC by tendering payment of the purchase price to Employee within thirty days of Employee's termination of employment with DNC. In the event that DNC does not have sufficient funds to purchase the restricted Shares, it may, at its option, elect to purchase the shares by making a promissory note in favor of Employee pursuant to which the purchase price shall be paid in five equal annual installments bearing interest at 10%. Immediately following payment of the purchase price, whether paid by cash or promissory note, DNC may present the applicable stock transfers to its transfer agent or appropriate officer and have the restricted Shares transferred to DNC.

     6. SECURITIES MATTERS. Employee hereby makes the following representations and warranties upon which DNC may rely in connection with the purchase and sale of the Shares:

     6.1 Employee's offer to purchase is based upon information known to Employee as an executive employee of DNC and on Employee's own independent evaluation, which may include the counsel of Employee's own advisers;

     6.2 Employee has reviewed the financial statements and records of DNC, and at a reasonable time prior to purchase of the Shares has been afforded an opportunity to request information from and pose questions to the officers of DNC with respect to the terms and conditions of the purchase and sale of the Shares to obtain any additional information necessary to verify the accuracy of the financial statements and other information concerning DNC, and


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DNC has responded to all questions or inquiries to the satisfaction of employee;


     6.3 Employee understands that the transferability of the Shares is restricted and that Employee cannot be expected to be able to readily liquidate Employee's investment in DNC in case of an emergency;

     6.4 Employee is purchasing the Shares for investment purposes and Employee's own account, and has no present intention of distributing or reselling the same. Employee acknowledges that Employee's State of residence may impose restrictions on the right to transfer the Shares and that there are restrictions on transfer under the Federal securities laws;

     6.5 Employee is of legal age in accordance with laws of Employee's State of residence; and

     6.6 Employee, together with Employee's own advisers, including but not limited to any designated purchaser representative, with whom he has consulted in connection with his decision to purchase the Shares has sufficient knowledge and experience in financial and business matters so as to enable Employee to evaluate the merits and risks of the proposed investment.

     7. NO IMPACT ON TERMS OF EMPLOYMENT. This Agreement shall have no impact on the terms and conditions of Employee's employment with DNC, and Employee shall remain an "at will" employee of DNC, meaning that Employee has a right to terminate his employment relationship with DNC without notice at any time and for any reason, and DNC has an identical right. Thus, this Agreement shall not be evidence of any agreement or understanding, express or implied, that DNC will employ Employee in any particular position, at any particular rate of compensation, or for any particular period of time, until such time as both parties agree to modify or change the terms of employment.

     8.  MISCELLANEOUS.

     8.1 Waiver. The failure to demand strict performance of one or more of the terms, covenants, or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and any party may at any time demand strict and complete performance of said terms, covenants, and conditions.

     8.2 Construction and Interpretation of Terms. The titles used in this Agreement are for convenience only and shall not affect the meaning of the terms and provisions of this Agreement. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural, shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as


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the context so requires.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party. No presumptions or rules of interpretation based upon the identity of the party preparing or drafting the Agreement, or any part thereof, shall be applicable or invoked.

     8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other. For purposes of this Agreement, Data National Corporation, as referred to herein as "DNC," shall include any subsidiary of DNC and any successor in interest to DNC by way of merger, consolidation, or operation of law.

     8.4 Divisibility. In the event a court of competent jurisdiction determines any provision of this Agreement to be void or unenforceable, the remaining provisions shall remain in full force and effect.

     8.5 Modification. No modification of this Agreement shall be valid or binding upon the parties or entitled to any enforcement whatsoever unless such modification is reduced to writing and signed and dated by both parties.

     8.6 Notices. Any notice required or permitted to be given hereunder shall be hand delivered; sent by prepaid certified mail, return receipt requested; or sent by reputable overnight courier such as Federal Express, and shall be deemed to have been given when hand delivered, three business days after deposit in the U.S. mail, or one business day after timely deposit with an overnight courier, as the case may be. All notices shall be sent or delivered to the respective address specified on the signatory page of the Agreement, except that either party, upon notice to the other party as provided for herein, may change the address to which further notices shall be sent.

     8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

     8.8 Specific Performance. If any party to this Agreement fails to perform any act required by the terms of this Agreement, then, in addition to all other remedies available at law, the other party may institute and maintain a proceeding to compel the specific performance of this Agreement by the defaulting party.

     8.9 Attorneys' Fees. If any party must resort to legal assistance to enforce any of the terms or provisions of this Agreement, then, in addition to any damages, injunction or other relief, all reasonable expenses of the prevailing party, including but not limited to attorneys' fees, shall be recoverable as costs.


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     8.10  Documents and Instruments.  The parties agree that they will execute any and all documents and instruments necessary to effectuate and carry out the terms and intent of this Agreement. If any party fails to execute and deliver any such instrument, this Agreement shall constitute an actual grant, assignment, and conveyance of the property and rights associated therewith in such manner and with such force and effect as shall be necessary to effectuate the terms and intent of this Agreement.

     8.11 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, representations, negotiations, statements, or proposals related to those matters set forth herein.

     8.12 Applicable Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Colorado.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


EMPLOYEE:		                            			DATA NATIONAL CORPORATION:

BY (Signature)  /s/ J. Scott Fowler       BY (Signature)  /s/ Richard S. Simms
(Printed Name)      J. Scott Fowler                          	Richard S. Simms
                                                              Vice President
(Address)
                                                  Data National Corporation
                                                  11415 West I-70 Frontage
                                                        Road-North
                                                   Wheat Ridge, CO  80033

4143-2:16955





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